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                                                                    EXHIBIT 23-1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in Post-Effective Amendment No. 2 to the registration statement on Form S-3 (Registration No. 033-54155) pertaining to the Energy East Corporation Dividend Reinvestment and Stock Purchase Plan of our report dated January 29, 1999, on our audits of the consolidated financial statements and financial statement schedule of Energy East Corporation and Subsidiaries as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in the Annual Report on Form 10-K for 1998 of Energy East Corporation. We also consent to the reference to our firm under the caption "Experts" in the related Prospectus pertaining to the Dividend Reinvestment and Stock Purchase Plan.

                                          /s/ PricewaterhouseCoopers LLP

New York, New York

March 30, 1999